REGISTRATION RIGHTS AGREEMENT


                            Dated as of June 2, 1998

                                      among

                     GOLDEN BOOKS PUBLISHING COMPANY, INC.,

                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.

                                       and

                  MARINE MIDLAND BANK, as Trustee on Behalf of

                            The Participating Holders



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                          REGISTRATION RIGHTS AGREEMENT


                                    PREAMBLE


     This Registration Rights Agreement (this "Agreement") is dated as of June 2, 1998, by and among GOLDEN BOOKS PUBLISHING COMPANY, INC., a Delaware corporation (the "Company"), GOLDEN BOOKS FAMILY ENTERTAINMENT, INC., a Delaware corporation and the parent of the Company ("Parent"), and MARINE MIDLAND BANK, as trustee (the "Trustee") on behalf of the Participating Holders. The Company and Parent shall be referred to herein collectively as the "Issuers".

     This Agreement is made pursuant to that certain Amendment Agreement, dated as of the date hereof, delivered by the Company and Parent to the Trustee (the "Amendment Agreement") relating to (a) the amendment by the Company pursuant to a Second Supplemental Indenture (the "Supplemental Indenture") with respect to the Indenture dated September 15, 1992 between the Company and the Trustee, as amended, governing the Company's 7.65% Senior Notes due 2002 (the "Notes") and
(b) the issuance by Parent of a guarantee of the Company's obligations with respect to the Notes (the "Guarantee") as such Guarantee is set forth in the Supplemental Indenture. In order to induce the Participating Holders to enter into the Supplemental Indenture, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Participating Holders and their direct and indirect transferees.

     The parties hereby agree as follows:

     Section 1. Definitions.

     As used in this Agreement, the following terms shall have the following meanings:

          Additional Payments: As defined in Section 3 below.

          Advice: As defined in Section 4 below.

          Agreement: As defined in the Preamble.

          Amendment Agreement: As defined in the Preamble.

          Commission: The Securities and Exchange Commission.



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                                      -3-


          Company: As defined in the Preamble.

          DTC: As defined in Section 4 below.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          Guarantee: As defined in the Preamble.

          Indemnified Person: As defined in Section 6 below.

          Indemnifying Person: As defined in Section 6 below.

          Issuers: As defined in the Preamble.

          Notes: As defined in the Preamble.

          Parent: As defined in the Preamble.

          Participant: As defined in Section 6 below.

          Participating Holders: Holders of Notes who delivered valid consents to the Supplemental Indenture and their beneficial owners and their respective direct and indirect transferees.

          Prospectus: The prospectus included in the Registration Statement.

          Registrable Securities: The Parent Guarantee of those Notes held by Participating Holders, until (i) the Registration Statement has been declared effective by the Commission and such Registrable Securities have been disposed of in accordance with such effective Registration Statement,
     (ii) such Registrable Securities are sold in compliance with Rule 144 under the Securities Act or would be permitted to be sold pursuant to Rule 144(k), or (iii) such Registrable Securities cease to be outstanding.

          Registration Effectiveness Deadline: As defined in Section 3 below.


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                                      -4-


          Registration Default: As defined in Section 3 below.

          Registration Effectiveness Period: As defined in Section 2 below.

          Registration Statement: As defined in Section 2 below.

          Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          Supplemental Indenture: As defined in the Preamble.

          TIA: As defined in Section 4 below.

          Trustee: As defined in the Preamble.

          Underwritten registration or underwritten offering: A registration in which Registrable Securities are sold to an underwriter for reoffering to the public.

     Section 2. Registration Statement.

     The Issuers will use their best efforts to file with the Commission and to cause to become effective, as soon as reasonably practicable, and in any event, within 120 days of the date of this Agreement, a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all Registrable Securities (including all amendments and supplements thereto, all exhibits thereto and all materials incorporated by reference therein, the "Registration Statement"). The Registration Statement shall be on Form S-3 (if available) or another appropriate form permitting registration of Registrable Securities for resale by the Participating Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers will use their best efforts to keep the Registration Statement continuously effective under the Securities Act until that date which is 24 months from the Effective Date (such 24 months, as extended as provided herein, the "Registration Effectiveness Period"), or such earlier date on which all Registrable Securities covered by the Registration Statement have been sold in the manner set forth and as contemplated in the Registration Statement. The Issuers shall promptly amend and supplement the Registration Statement if required by the rules, regulations or instructions applicable to the form used for the Registration Statement or if required by applicable law.


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                                      -5-


     Section 3. Additional Payments.

     If either:

          (a) the Registration Statement has not been declared effective under the Securities Act by the 121st day after the Effective Date (the "Registration Effectiveness Deadline"); or

          (b) after the Registration Statement is declared effective under the Securities Act, the Registration Statement ceases to be effective at any time during the Registration Effectiveness Period or fails to be usable for its intended purpose without being succeeded immediately by a post-effective amendment that cures such failure (either (a) or (b), a "Registration Default"), then, until (i) in the case of clause (a), the Registration Statement is declared effective or (ii) in the case of clause (b), the end of the Registration Effectiveness Period or the effectiveness of the Registration Statement, additional payments ("Additional Payments") will accrue as liquidated damages on the Notes then outstanding in an amount equal to $0.05 per week (or portion thereof) per $1,000 principal amount of the Notes for the first 90 days following Registration Default, which amount shall increase by an additional $0.05 per week (or portion thereof) per $1,000 principal amount of the Notes at the beginning of each subsequent 90-day period (up to a maximum of $0.25 per week (or portion thereof) per $1,000 principal amount of the Notes).

     The Company will pay any accrued Additional Payments on each scheduled interest payment date for the Notes to the holders of record on the record date for such interest payment (as set forth in the Notes) in the same manner as the Company pays interest on the Notes.

     Section 4. Registration Procedures.

          (a) Before filing the Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall (upon written request) furnish to and afford the Participating Holders, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents proposed to be filed.

          (b) The Issuers will notify the selling Participating Holders, their counsel and the managing underwriters,


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                                      -6-


     if any, who have provided the Issuers with their names and addresses promptly (but in any event within two business days), and confirm such notice in writing, (i) when the Prospectus or any supplement or post-effective amendment thereto has been filed, and when the Registration Statement or any post-effective amendment thereto has become effective under the Securities Act, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event or any information that becomes known that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) of the Issuers' reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          (c) The Issuers hereby consent to the use of the Prospectus and each amendment or supplement thereto by each of the selling Participating Holders and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto.

          (d) Upon the occurrence of any event contemplated by Section 4(b)(iv) or (v), the Issuers will as promptly as practicable prepare and (subject to paragraph (a)) file with the Commission, solely at the Issuers' expense, a

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                                      -7-


     supplement or post-effective amendment to the Registration Statement or a supplement to the Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) In connection with an underwritten offering of Registrable Securities, the Issuers will enter into an underwriting agreement as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Issuers and their subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings and consistent with past practices of the Issuers and their affiliates, and confirm the same if and when requested; (ii) use their best efforts to obtain an opinion of counsel to the Issuers in form and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and consistent with past practices of the Issuers and their affiliates; (iii) use their best efforts to obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountant(s) of the Issuers, addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and consistent with past practices of the Issuers and their affiliates; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 6 of this Agreement (or such other provisions and procedures acceptable to the Issuers and to the holders of a majority in aggregate principal amount of Registrable

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                                      -8-


     Securities and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said paragraph. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (f) The Issuers may require each seller of Registrable Securities to furnish to the Issuers such information regarding such seller and the distribution of such Registrable Securities as the Issuers may, from time to time, reasonably request. The Issuers may exclude from the Registration Statement Registrable Securities of any seller that fails to furnish such information within a reasonable time after receiving such request. Each seller as to which the Registration Statement is being effected is deemed to agree to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such seller not materially misleading.

          (g) The Issuers shall, upon request, make available, during regular business hours and upon reasonable notice, for inspection by one designated representative of the selling Participating Holders, the underwriters participating in any disposition pursuant to such Registration Statement, and any one firm of attorneys or accountants retained by such selling Participating Holders or underwriter(s) (the foregoing persons being referred to herein collectively as the "Inspectors"), all material financial and other records, pertinent corporate documents and properties of the Issuers (such records, corporate documents, properties and information being referred to herein as "Records"), and cause the Issuers' officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness. Records determined in good faith by the Issuers to be confidential shall not be disclosed by any Inspector notified of such determination unless (1) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in the Registration Statement, (2) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (3) the information in such Records has been made generally available to the public in a manner that does not otherwise involve a breach of any confidentiality obligation by any party. Each selling Participating Holder will be required to agree that infor-


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                                      -9-


     mation obtained by it or its representative as a result of such inspections shall be deemed confidential. Each selling Participating Holder will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuers and allow them at their own expense to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (h) The Issuers shall, if requested in writing by any selling Participating Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a Prospectus supplement or post-effective amendment if necessary, such information as such selling Participating Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable Securities, information with respect to the principal amount of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other material terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuers are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (i) The Issuers shall furnish to each selling Participating Holder and each of the underwriter(s), if any, without charge, as many copies of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein (but excluding exhibits unless expressly requested) as such persons may reasonably request.

          (j) The Issuers shall deliver to each selling Participating Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request.

          (k) The Issuers shall, prior to any public offering of Registrable Securities, cooperate with the selling Participating Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the se-


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                                      -10-


     curities or Blue Sky laws of such jurisdictions as the selling Partiicpating Holders or underwriter(s) may request and do any and all other reasonable acts or things necessary or advisable to enable the disposition in such jurisdictions of the transfer of Registrable Securities covered by the Registration Statement; provided, however, that the Issuers shall not be required to register or qualify as a foreign corporation where they are not so qualified or to take any action that would subject them to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where they are not now so subject.

          (l) The Issuers shall cooperate with the selling Participating Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the selling Participating Holders or the underwriter(s), if any, may request at least two business days prior to consummation of any sale or Registrable Securities made by such selling Participating Holders or underwriter(s).

          (m) The Issuers shall cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the selling Participating Holders to consummate the disposition of such Registrable Securities.

          (n) The Issuers shall otherwise use their best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to the selling Participating Holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering or (B) if not sold to underwriters in such an offering, beginning


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     with the first month of the Company's first fiscal quarter after the effective date of the Registration Statement.

          (o) The Issuers shall, if applicable, cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA") not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their best efforts to cause the Trustee to execute, all documents that may be required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

          (p) Each selling Participating Holder agrees that, upon receipt of any notice from the Issuers of the happening of any event of the kind described in Section 4(b)(ii), (iii), (iv) or (v), such selling Participating Holder shall forthwith discontinue disposition of Registrable Securities until such selling Participating Holder's receipt of the copies of the amended or supplemented Prospectus contemplated by Section 4(d), or until such selling Participating Holder is advised in writing (the "Advice") by the Issuers that the use of the applicable Prospectus may be resumed, and such selling Participating Holder has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice, the Registration Effectiveness Period shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the earlier to occur of the date when each selling Participating Holder covered by such Registration Statement shall have received (i) the copies of the supplemental or amended Prospectus contemplated by Section 4(d) hereof or (ii) the Advice. For purposes of this Section 4(p), "receipt" shall be deemed to occur, if notices or materials are delivered (X) by fax or by hand, the same business day that notices or materials are so delivered, (Y) by overnight courier, the next business day after notices or materials are so delivered and (Z) via the United States postal service, the third business day after notices or materials are posted.


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     Section 5. Registration Expenses.

          (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers whether or not the Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees, (ii) any printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel and independent auditors for the Issuers, (v) fees and expenses of all other persons retained by the Issuers, and (vi) the reasonable expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement; provided, however, that notwithstanding the foregoing, the Issuers will not be responsible for any underwriter's discounts, commissions or fees attributable to the sale of Registrable Securities.

          (b) The Issuers shall reimburse holders of Registrable Securities being registered in the Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the holders of a majority in aggregate principal amount of Registrable Securities being so registered, subject to the reasonable approval of the Issuers. Such holders shall be responsible for any and all other out-of-pocket expenses of the holders of Registrable Securities incurred in connection with the registration of Registrable Securities.

     Section 6. Indemnification.

          (a) The Issuers agree to indemnify and hold harmless each Participating Holder and each person, if any, who controls any such Participating Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to

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                                      -13-


     state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company or Parent in writing by such Participant expressly for use therein; provided, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Participant from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the related Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) and a copy of the related Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the sale of such Registrable Securities to such person.

          (b) Each Participant will be required to agree, severally and not jointly, to indemnify and hold harmless the Issuers, their directors, officers and each person who controls the Issuers within the meaning of
     Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to each Participant, but only with reference to information relating to such Participant furnished to the Company or Parent in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Securities giving rise to such obligations.

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing (provided that the failure to give such notice shall not limit the rights of such Indemnified Person ex-


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                                      -14-


     cept to the extent such failure to give notice shall materially prejudice the rights of the Indemnifying Person), and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants and such control persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities sold by all such Participants and any such separate firm for the Issuers, their directors, officers and such control persons of the Issuers shall be designated in writing by the Issuers. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, provided, however, that such written consent was not unreasonably withheld.

          (d) If the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Issuers on the one hand and the Participants on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuers on the one hand and the Participants on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Participants and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

     Section 7. Underwritten Registrations.

          (a) If any Registrable Securities covered by any Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the holders of a majority in aggregate principal amount of Registrable Securities included in such offering, subject to the reasonable approval of the Issuers.

          (b) No Participating Holder may participate in any underwritten registration hereunder unless such Participating Holder (i) agrees to sell such ParticipatingHolder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Issuers and the Holders of a majority in aggregate principal amount of Registrable Securities included in such offering and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          Section 8. 144A.

          The Issuers hereby agree with each Participating Holder, for so long as any Registrable Securities remain outstanding, to make available to any Participating Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Participating Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.

          Section 9. Miscellaneous Provisions.

          (a) Successors and Assigns; Binding Effect of Indenture. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of (i) the parties hereto and their respective successors and assigns and
     (ii) the Participating Holders and their respective successors and assigns, including, without limitation, and without the need for an express assignment, subsequent direct and indirect transferees of Participating Holders.

          (b) Counterparts. This Agreement may be executed and delivered via facsimile, in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

          (c) Amendment. This Agreement may be amended only by an agreement in writing signed by each party hereto.

          (d) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          (e) Enforcement by Participating Holders. This Agreement may be enforced directly by the Participating Holders. It is expressly agreed that the Trustee has no duties or obligations to take any action on behalf of the Participating Holders or otherwise under this Agreement and that the Trustee is executing this Agreement solely on behalf of the Participating Holders pursuant to the terms of the Supplemental Indenture.

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed by their duly authorized representatives as of this 1st day of June, 1998.


                                 GOLDEN BOOKS PUBLISHING COMPANY, INC.,
                                 as the Company


                                 By:/s/ John C. Ferrara
                                    ----------------------------------------
                                    Name:  John C. Ferrara
                                    Title: Executive Vice President and
                                           Chief Financial Officer


                                 GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.,
                                   as Parent


                                 By:/s/ John C. Ferrara
                                    ----------------------------------------
                                    Name:  John C. Ferrara
                                    Title: Executive Vice President and
                                           Chief Financial Officer


                                 MARINE MIDLAND BANK, as trustee
                                 on behalf of the Participating Holders


                                 By:/s/ Frank J. Godino
                                    ---------------------------------------
                                    Name:  Frank J. Godino
                                    Title: Vice President